Exhibit 99.1

FOR IMMEDIATE RELEASE

Xperi Inc. Announces First Quarter 2025 Results

Achieved 2.5 million TiVo One Monthly Active Users

Year-over-Year Adjusted EBITDA Growth of 200%

San Jose, Calif. (May 7, 2025) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), an entertainment technology company that invents, develops, and delivers technologies that enable extraordinary experiences, today announced first quarter 2025 financial results for the period ended March 31, 2025.

“The first quarter marked the entry of the TiVo One ad platform into the North American market through updates to our video-over-broadband device footprint and the launch of Sharp TVs powered by TiVo,” said Jon Kirchner, chief executive officer of Xperi. “We are very pleased with the expanded rollout and adoption of our monetization platform, driving our installed base to 2.5 million monthly active users primarily in Europe. Feedback on the products from our TV and broadband operator partners, as well as from end users, has been extremely positive. Through the rest of this year, we expect monetization to begin to build as users engage more through our platform and we gain more scale in certain territories.”

Mr. Kirchner continued, “Importantly, our profitability as measured by adjusted EBITDA rose over two hundred percent due to continued business transformation efforts, including savings from cost reductions and business divestitures. This performance is in line with our profitability and operating cash flow goals for the year.”

Financial Highlights

	Q1 FY25	Q1 FY24
GAAP Highlights ($ millions, except per share data)
Revenue	$114.0	$118.8	[1]
GAAP operating loss	$(16.4)	$(32.3)
GAAP net loss[2]	$(18.4)	$(13.1)
GAAP diluted loss per share[2]	$(0.41)	$(0.29)

Non-GAAP[3] Highlights ($ millions, except per share data)	Q1 FY25	Q1 FY24
Revenue	$114.0	$118.8	[1]
Non-GAAP operating income / (loss)	$10.0	$(0.9)
Non-GAAP net income/(loss)[2]	$7.4	$(2.0)
Non-GAAP earnings (loss) per share[2]	$0.16	$(0.05)
Non-GAAP adjusted EBITDA	$16.4	$5.4
Non-GAAP adjusted EBITDA Margin	14.4%	4.5%

1 The contribution from Perceive, which was divested on October 2, 2024, accounted for approximately $2.2 million of revenue in Q1 2024.

2 Attributable to the Company.

3 For further information on supplemental non-GAAP metrics included in this press release, refer to the “Non-GAAP Financial Measures” description and “GAAP to Non-GAAP Reconciliations” provided in the financial statement tables.

Recent Key Operating Achievements

Media Platform

•
Reached a footprint of 2.5 million TiVo One Monthly Active Users (as defined below) at the end of the first quarter of 2025, consistent with expectations, which sets a foundation for future monetization in Western Europe and the United States.

•
Successfully rolled out a home page ad unit, a new connected TV advertising unit across the TiVo One platform including video-over-broadband devices and TiVo OS smart TVs, creating an additional monetization opportunity over time.
•
Launched over 80 additional streaming services onto the TiVo OS platform in multiple regions, including Sony Channels which are curated, genre-specific, ad-supported streaming (FAST) channels comprised of premium content from Sony’s robust catalogue.
•
Expanded TiVo OS global supply chain, designed to allow for broader and more flexible sourcing in multiple production regions.

Connected Car

•
HD Radio momentum continued with the signing of two multi-year HD Radio agreements with Tier-1 manufacturers, expanding use and longer-term commitment to our technologies. Also, HD Radio was launched in 15 new models in North America.
•
DTS AutoStage finished the first quarter of 2025 with a footprint of 11 million vehicles in over 130 countries, with several new models launched across partners such as BMW, Ford, Hyundai, and Tesla.
•
Previously announced design win, Audi, has now launched DTS AutoStage video service powered by TiVo in Japan.

Pay TV

•
Finished the first quarter of 2025 with over 2.75 million video-over-broadband (IPTV) subscriber households, up 36% year over year.
•
Released updated software to North American Pay TV operators to enable enhanced sports features and the TiVo One home page advertising unit on certain video-over-broadband devices.
•
Expanded the U.S. based connected TV monetization footprint for the TiVo One advertising platform by signing several new customers, bringing the cumulative total of TiVo broadband wins to over 30.

Consumer Electronics

•
Signed several long-term DTS audio renewals with customers including Skyworth, TCL, Hisense, TPV and Best Buy.
•
Signed IMAX Enhanced renewals with Honor and Philips/TPV, expanded content commitments with Sony Pictures, and continued to add new hit titles to the Disney+ line up, including the latest Marvel hit, Captain America: Brave New World.

Financial Outlook

The Company maintains its outlook for fiscal year 2025 as it continues to monitor macroeconomic conditions:

Category	GAAP Outlook	Non-GAAP Outlook
Revenue	$480M to $500M	$480M to $500M
Adjusted EBITDA Margin[1,2]	n/a	16% to 18%

1 See discussion of “Non-GAAP Financial Measures” below.

2 With respect to Adjusted EBITDA Margin, the Company has determined that it is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company's control.

Conference Call Information

The Company will hold its first quarter 2025 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, May 7, 2025. To access the call toll-free, please dial 1-888-596-4144, otherwise dial 1-646-968-2525. The conference ID is 5483252. All participants should dial in 15 minutes prior to the start of the call using the conference ID listed above. Alternatively, the call can be accessed via the following webcast link: Xperi Q1 2025 Earnings Call.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: expectations regarding our future results of operations and financial position, margin expansion and overall growth, including, without limitation, expectations regarding revenue growth and Adjusted EBITDA Margin growth, the deployment by third parties of their products that use our technology, objectives for future operations, and ongoing strategies and operating initiatives, including, without limitation, regarding supply chain and sourcing, content commitments, subscriber and device targets including the number of TiVo One Monthly Active Users, monetization goals and expectations, expansion expectations, our media platform and licensing businesses growth, profitability, operating cash flow and other objectives. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” “goal,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”), as updated in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 to be filed with the SEC, and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®) are integrated into consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX® Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2025 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio, DTS Play-Fi, and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Definition for TiVo One Monthly Active User

Xperi defines a “TiVo One Monthly Active User” as a unique device that has connected to the TiVo video service, which includes the TiVo One advertising platform, at least once within the last 30 days. The TiVo One advertising platform integrates with the device’s operating system on certain “Powered by TiVo” devices, including smart TVs and video-over-broadband products.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company’s press release contains non-GAAP financial measures, including Non-GAAP Operating Income/(Loss), Non-GAAP Net Income/(Loss) attributable to the Company, Non-GAAP Net Income/(Loss) Per Share attributable to the Company, Non-GAAP Adjusted EBITDA, and Non-GAAP Adjusted EBITDA Margin.

Non-GAAP Operating Income/(Loss) is defined as GAAP Operating Income/(Loss), less the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Net Income/(Loss) attributable to the Company is defined as GAAP Net Income/(Loss) attributable to the Company excluding the impact of stock-based compensation; amortization of intangible assets; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance; and related tax effects for each adjustment.

Non-GAAP Net Income/(Loss) Per Share attributable to the Company is defined as Non-GAAP Income/(Loss) attributable to the Company divided by Non-GAAP weighted average shares outstanding - diluted.

Non-GAAP Adjusted EBITDA is defined as GAAP Net Income/(Loss), less the impact of interest expense; provision for income taxes; stock-based compensation; depreciation expense; amortization of intangible assets; amortization of capitalized cloud computing costs; transaction, integration and restructuring costs; severance and retention costs; and other items not indicative of our ongoing operating performance.

Non-GAAP Adjusted EBITDA Margin is defined as Non-GAAP Adjusted EBITDA divided by total revenue.

Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial measures.

Xperi Investor Contact:

Idalia Rodriguez

Arbor Advisory Group

+1 203-293-3325

ir@xperi.com

Media Contact:

Allyse Sanchez

Senior Director, External Communications
+1 925-548-2535
allyse.sanchez@xperi.com

– Tables Follow –

SOURCE: XPERI INC.

XPER-E

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XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$114,033	$118,844
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	29,599	29,756
Research and development	39,549	50,439
Selling, general and administrative	48,698	56,353
Depreciation expense	2,905	3,584
Amortization expense	9,722	11,039
Total operating expenses	130,473	151,171
Operating loss	(16,440)	(32,327)
Interest and other income, net	2,295	1,042
Interest expense - debt	(732)	(748)
Gain on divestiture	—	22,934
Loss before taxes	(14,877)	(9,099)
Provision for income taxes	3,489	4,272
Net loss	(18,366)	(13,371)
Less: net loss attributable to noncontrolling interest	—	(251)
Net loss attributable to the Company	$(18,366)	$(13,120)
Net loss per share attributable to the Company - basic and diluted	$(0.41)	$(0.29)
Weighted-average number of shares used in computing net loss per share attributable to the Company - basic and diluted	44,773	44,521

XPERI INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$87,988	$130,564
Accounts receivable, net	58,185	58,745
Unbilled contracts receivable, net	83,921	83,075
Prepaid expenses and other current assets	36,598	32,488
Total current assets	266,692	304,872
Note receivable, noncurrent	30,271	29,702
Deferred consideration from divestitures	18,617	18,217
Unbilled contracts receivable, noncurrent	51,916	45,396
Property and equipment, net	45,703	44,473
Operating lease right-of-use assets	33,275	30,082
Intangible assets, net	154,006	163,714
Deferred tax assets	7,327	7,228
Other noncurrent assets	25,669	24,076
Total assets	$633,476	$667,760
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,542	$16,979
Accrued liabilities	79,168	94,420
Deferred revenue	24,033	23,950
Short-term debt	—	50,000
Total current liabilities	117,743	185,349
Long-term debt	40,000	—
Deferred revenue, noncurrent	18,866	20,932
Operating lease liabilities, noncurrent	24,369	19,932
Deferred tax liabilities	1,491	1,491
Other noncurrent liabilities	12,105	10,979
Total liabilities	214,574	238,683
Equity:
Common stock	45	44
Additional paid-in capital	1,280,559	1,274,561
Accumulated other comprehensive loss	(3,892)	(6,084)
Accumulated deficit	(857,810)	(839,444)
Total equity	418,902	429,077
Total liabilities and equity	$633,476	$667,760

XPERI INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(18,366)	$(13,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	12,102	14,757
Amortization of intangible assets	9,722	11,039
Depreciation of property and equipment	2,905	3,584
Accrued interest income from note receivable	(569)	(352)
Accretion of discount from deferred consideration from divestitures	(400)	(162)
Gain from divestiture	—	(22,934)
Deferred income taxes	(99)	223
Other	830	827
Changes in operating assets and liabilities:
Accounts receivable	233	(10,521)
Unbilled contracts receivable	(7,366)	(4,324)
Prepaid expenses and other assets	(4,197)	(2,788)
Accounts payable	(2,653)	(821)
Accrued and other liabilities	(12,417)	(26,427)
Deferred revenue	(1,983)	1,483
Net cash used in operating activities	(22,258)	(49,787)
Cash flows from investing activities:
Purchases of property and equipment	(1,066)	(1,845)
Capitalized internal-use software	(3,127)	(2,603)
Purchases of intangible assets	(14)	(39)
Net cash used in divestiture	—	(227)
Net cash used in investing activities	(4,207)	(4,714)
Cash flows from financing activities:
Repayment of short-term debt	(50,000)	—
Withholding taxes related to net share settlement of equity awards	(5,288)	(4,671)
Payment of debt issuance costs	(823)	—
Proceeds from long-term debt	40,000	—
Net cash used in financing activities	(16,111)	(4,671)
Effect of exchange rate changes on cash and cash equivalents	—	(46)
Net decrease in cash and cash equivalents	(42,576)	(59,218)
Cash and cash equivalents at beginning of period (1)	130,564	154,434
Cash and cash equivalents at end of period	$87,988	$95,216
(1)
Includes $12.3 million of cash and cash equivalents classified as held for sale at December 31, 2023.

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of net income (loss) attributable to the Company:
GAAP net loss attributable to the Company	$(18,366)	$(13,120)
Adjustments to GAAP net loss attributable to the Company:
Stock-based compensation(1)	12,102	14,757
Amortization of intangible assets	9,722	11,039
Gain on divestiture	—	(22,934)
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs(2)	(54)	3,162
Severance and retention(3)	4,644	2,904
Income tax adjustment(4)	(623)	2,148
Non-GAAP net income (loss) attributable to the Company	$7,425	$(2,044)

(1) Stock-based compensation included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$1,044	$744
Research and development	$4,423	$4,333
Selling, general and administrative	$6,635	$9,680
(2) Transaction, integration and restructuring costs included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$—	$(1)
Research and development	$—	$(3)
Selling, general and administrative	$(63)	$2,760
Interest and other income, net	$9	$406
(3) Severance and retention included in above line items:
Cost of revenue, excluding depreciation and amortization of intangible assets	$225	$485
Research and development	$2,716	$2,244
Selling, general and administrative	$1,703	$175

(4) The provision for income taxes is adjusted to reflect the net direct and indirect income tax effects of the various non-GAAP pretax adjustments.

Reconciliation of net income (loss) per share attributable to the Company:
GAAP net loss attributable to the Company	$(0.41)	$(0.29)
Adjustments to GAAP net loss per share attributable to the Company:
Stock-based compensation	0.27	0.33
Amortization of intangible assets	0.22	0.25
Gain on divestiture	—	(0.52)
Transaction, integration and restructuring related costs	0.10	0.13
Income tax adjustment	(0.01)	0.05
Difference in shares used in calculation	(0.01)	—
Non-GAAP net income (loss) per share attributable to the Company	$0.16	$(0.05)

GAAP weighted-average number of shares - basic and diluted	44,773	44,521
Non-GAAP weighted-average number of shares - diluted	45,719	44,521

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP operating loss	$(16,440)	$(32,327)
Adjustments to GAAP operating loss:
Stock-based compensation	12,102	14,757
Amortization of intangible assets	9,722	11,039
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	(63)	2,756
Severance and retention	4,644	2,904
Non-GAAP operating income (loss)	$9,965	$(871)

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP net loss	$(18,366)	$(13,371)
Adjustments to GAAP net loss:
Interest expense	897	851
Provision for income taxes	3,489	4,272
Stock-based compensation	12,102	14,757
Depreciation expense	2,905	3,584
Amortization of intangible assets	9,722	11,039
Amortization of capitalized cloud computing costs	1,084	1,141
Gain on divestiture	—	(22,934)
Transaction, integration and restructuring related costs:
Transaction, integration and restructuring costs	(54)	3,162
Severance and retention	4,644	2,904
Non-GAAP Adjusted EBITDA	$16,423	$5,405
Non-GAAP Adjusted EBITDA Margin(1)	14.4%	4.5%
(1)Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA, derived as above, by the Company's total revenue, expressed as a percentage.